Exhibit 99.1

Orthofix Reports First Quarter 2020 Results

•	Net sales of $104.8 million, a decrease of 3.9% compared to prior year and 3.4% on a constant currency basis
•	Cost management initiatives put in place to reduce cash burn
•	Borrowed $100.0 million against the secured revolving credit facility to navigate uncertain macro-environment
•	Closed the acquisition of the FITBONE intramedullary lengthening system assets

LEWISVILLE, Texas — May 8, 2020 — Orthofix Medical Inc. (NASDAQ:OFIX) today reported its financial results for the first quarter ended March 31, 2020.  Net sales were $104.8 million, diluted earnings per share (“EPS”) was $1.32 and adjusted EPS was $0.09.

“I would first like to commend all of our team members around the world as they have managed and adapted to the ongoing challenges and uncertainty we are facing with COVID-19, as well as express our gratitude to all of the first responders and healthcare providers who are working tirelessly to care for patients and manage the spread of the virus,” said Orthofix President and Chief Executive Officer Jon Serbousek.

Serbousek further commented, “The strong performance and momentum we generated during the first 10 weeks of the quarter as a result of our execution on a number of strategic initiatives positioned us to exceed our expectations for the quarter. However, the significant negative impact from the delay in elective procedures as a result of COVID-19 in March offset this upward trajectory. We have proactively responded to ensure that our balance sheet and capital liquidity is sufficient to maintain our commercial infrastructure and innovation initiatives and enable us to react immediately to a recovery in demand and the needs of our customers. We cannot predict the duration or the full scale of the disruption caused by the pandemic, but we continue to believe the long-term fundamental prospects for Orthofix are strong and we will continue to invest in the growth of our business.”

Financial Results Overview

The following table provides net sales by major product category by reporting segment:

	Three Months Ended March 31,
(Unaudited, U.S. Dollars, in thousands)	2020	2019	Change	Constant Currency Change
Bone Growth Therapies	$45,443	$47,283	(3.9%)	(3.9%)
Spinal Implants	22,926	22,903	0.1%	0.5%
Biologics	13,949	15,732	(11.3%)	(11.3%)
Global Spine	82,318	85,918	(4.2%)	(4.1%)
Global Extremities	22,505	23,194	(3.0%)	(0.6%)
Net sales	$104,823	$109,112	(3.9%)	(3.4%)

Gross profit decreased $4.0 million to $81.4 million. Gross margin decreased to 77.7% compared to 78.3% in the prior year period.

Net income was $25.7 million, or $1.32 per diluted share, compared to net income of $0.9 million, or $0.05 per diluted share in the prior year period. Adjusted net income from continuing operations was $1.7 million, or $0.09 per share, compared to adjusted net income of $5.2 million, or $0.27 per share in the prior year period.

EBITDA was $12.4 million, compared to $0.9 million in the prior year period. Adjusted EBITDA was $11.4 million, or 10.9% of net sales, compared to $15.7 million, or 14.4% of net sales, in the prior year period.

Liquidity

As of March 31, 2020, cash, cash equivalents, and restricted cash totaled $58.3 million compared to $70.4 million as of December 31, 2019. As of March 31, 2020, the Company had no outstanding indebtedness. Cash flow from operations increased $13.5 million to $12.5 million, while free cash flow increased $13.5 million to $7.5 million.

Subsequently, on April 16, 2020, as a precautionary measure to increase the Company’s cash position and preserve financial flexibility considering the current uncertainty resulting from the COVID-19 pandemic, the Company borrowed $100.0 million against its secured revolving credit facility to fund future operations and strategic initiatives in the event of a more prolonged slowdown of elective procedures.

COVID-19 Impact

In March 2020, the World Health Organization categorized Coronavirus Disease 2019 ("COVID-19") as a pandemic, and the President of the United States declared the COVID-19 outbreak a national emergency. The Company remains focused on protecting the health and wellbeing of its employees, partners, patients, and the communities in which it operates while assuring the continuity of its business operations.

The impact of COVID-19 on the Company’s business is highly uncertain and difficult to predict, as information surrounding the pandemic is rapidly evolving. The Company’s future results of operations and liquidity will be materially impacted due to the decrease in elective surgical procedures and could be further impacted by delays in payments from customers, supply chain interruptions, extended "shelter in place" orders or advisories, facility closures or other reasons related to the pandemic. These events also impact our global business, including our European headquarters and manufacturing facility in Verona, Italy. The extent to which COVID-19 could materially impact the Company’s financial conditions, liquidity or results of operations is uncertain. As such, the Company is not providing quantitative guidance for the second quarter of 2020 or for the full year at this time.

Conference Call

Orthofix will host a conference call today at 8:30 AM Eastern time to discuss the Company's financial results for the first quarter 2020. Interested parties may access the conference call by dialing (844) 809-1992 in the U.S. and (612) 979-9886 outside the U.S., and referencing the conference ID 7450439. A replay of the call will be available for two weeks by dialing (855) 859-2056 in the U.S. and (404) 537-3406 outside the U.S., and entering the conference ID 7450439. A webcast of the conference call may be accessed by going to the Company's website at www.orthofix.com, by clicking on the Investors link and then the Events and Presentations page.

About Orthofix

Orthofix Medical Inc. is a global medical device company focused on musculoskeletal products and therapies. The Company’s mission is to improve patients' lives by providing superior reconstruction and regenerative musculoskeletal solutions to physicians worldwide. Headquartered in Lewisville, Texas, Orthofix’s spine and orthopedic extremities products are distributed in over 70 countries via the Company's sales representatives and distributors. For more information, please visit www.orthofix.com.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (“the Exchange Act”), and Section 27A of the Securities Act of 1933, as amended, relating to our business and financial outlook, which are based on our current beliefs, assumptions, expectations, estimates, forecasts and projections. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “intends,” “predicts,” “potential,” or “continue” or other comparable terminology. These forward-looking statements are not guarantees of our future performance and involve risks, uncertainties, estimates and assumptions that are difficult to predict, including the risks described in Part II Item 1A under the heading Risk Factors of our quarterly report on Form 10-Q for the three months ended March 31, 2020; Part I, Item 1A under the heading Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2019 (the “2019 Form 10-K”); and other Securities and Exchange Commission (“SEC”) filings. In addition to the risks described there, factors that could cause or contribute to such differences may include, but are not limited to, risks relating to the effects of the COVID-19 pandemic on our business, including (i) surgeries that use our products being delayed or cancelled as a result of hospitals and surgery centers being closed or limited to life-threatening and/or essential procedures, (ii) portions of our global workforce being unable to work fully and/or effectively due to illness, quarantines, government actions (including "shelter in place" orders or advisories), facility closures or other reasons related to the pandemic, (iii) disruptions to our supply chain, (iv) volatility in global capital markets limiting our access to financing for potential acquisitions or working capital, (v) customers and payors being unable to satisfy contractual obligations to us, including the ability to make timely payment for purchases, (vi) general economic weakness in markets in which we operate affecting customer spending, and (vii) other unpredictable aspects of the pandemic. To the extent the COVID-19 pandemic adversely affects our business and financial results, it may also have the effect of heightening many of the other risks described in Part I, Item 1A under the heading Risk Factors in our 2019 Form 10-K, such as our need to generate sufficient cash flows to service indebtedness and our ability to protect our information technology networks and infrastructure from unauthorized access, misuse, malware, phishing and other events that could have a security impact as a result of our remote working environment or otherwise. As a result of these various risks, our actual outcomes and results may differ materially from those expressed in these forward-looking statements.

This list of risks, uncertainties and other factors is not complete. We discuss some of these matters more fully, as well as certain risk factors that could affect our business, financial condition, results of operations, and prospects, in reports we file from time-to-time with the SEC, which our available to read at www.sec.gov. Any or all forward-looking statements that we make may turn out to be wrong (due to inaccurate assumptions that we make or otherwise), and our actual outcomes and results may differ materially from those expressed in these forward-looking statements. You should not place undue reliance on any of these forward-looking statements. Further, any forward-looking statement speaks only as of the date hereof, unless it is specifically otherwise stated to be made as of a different date. We undertake no obligation to update, and expressly disclaim any duty to update, our forward-looking statements, whether as a result of circumstances or events that arise after the date hereof, new information, or otherwise.

Company Contact
Orthofix Medical Inc.
Mark Quick
P: 214-937-2924
E: markquick@orthofix.com

ORTHOFIX MEDICAL INC.

Condensed Consolidated Statements of Income

	Three Months Ended
	March 31,
(U.S. Dollars, in thousands, except share and per share data)	2020	2019
	(unaudited)
Net sales	$104,823	$109,112
Cost of sales	23,409	23,708
Gross profit	81,414	85,404
Sales and marketing	54,313	53,694
General and administrative	17,865	20,472
Research and development	9,964	9,229
Acquisition-related amortization and remeasurement	(7,582)	6,457
Operating income (loss)	6,854	(4,448)
Interest expense, net	(423)	(257)
Other expense, net	(798)	(404)
Income (loss) before income taxes	5,633	(5,109)
Income tax benefit	20,032	6,006
Net income	$25,665	$897

Net income per common share:
Basic	$1.33	$0.05
Diluted	1.32	0.05
Weighted average number of common shares:
Basic	19,143,934	18,750,184
Diluted	19,299,820	19,191,146

ORTHOFIX MEDICAL INC.

Condensed Consolidated Balance Sheets

(U.S. Dollars, in thousands, except share data)	March 31, 2020	December 31, 2019
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$57,739	$69,719
Restricted cash	529	684
Accounts receivable, net of allowances of $5,591 and $3,987, respectively	77,798	86,805
Inventories	82,744	82,397
Prepaid expenses and other current assets	21,185	20,948
Total current assets	239,995	260,553
Property, plant and equipment, net	64,836	62,727
Intangible assets, net	58,770	54,139
Goodwill	82,646	71,177
Deferred income taxes	36,133	35,117
Other long-term assets	11,110	11,907
Total assets	$493,490	$495,620
Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$19,641	$19,886
Current portion of finance lease liability	357	323
Other current liabilities	45,963	64,674
Total current liabilities	65,961	84,883
Long-term portion of finance lease liability	22,471	20,648
Other long-term liabilities	49,689	62,458
Total liabilities	138,121	167,989
Contingencies
Shareholders’ equity
Common shares $0.10 par value; 50,000,000 shares authorized; 19,056,178 and 19,022,619 issued and outstanding as of March 31, 2020 and December 31, 2019, respectively	1,906	1,902
Additional paid-in capital	275,686	271,019
Retained earnings	82,527	57,749
Accumulated other comprehensive income	(4,750)	(3,039)
Total shareholders’ equity	355,369	327,631
Total liabilities and shareholders’ equity	$493,490	$495,620

ORTHOFIX MEDICAL INC.
Non-GAAP Financial Measures

The following tables present reconciliations of operating income (loss), net income, EPS, and net cash from operating activities, in each case calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), to, as applicable, non-GAAP financial measures, referred to as "EBITDA," "Adjusted EBITDA," "Adjusted net income," "Adjusted EPS," and "Free cash flow" that exclude items specified in the tables. A more detailed explanation of the items excluded from these non-GAAP financial measures, as well as why management believes the non-GAAP financial measures are useful to them, is included following the reconciliations.

EBITDA and Adjusted EBITDA

	Three Months Ended March 31, 2020
(Unaudited, U.S. Dollars, in thousands)	Global Spine	Global Extremities	Corporate	Total Orthofix
Operating income (loss)	$18,559	$(2,706)	$(8,999)	$6,854
Other income (expense), net	(25)	(541)	(232)	(798)
Depreciation and amortization	2,465	1,353	1,091	4,909
Amortization of acquired intangibles	1,418	—	—	1,418
EBITDA	$22,417	$(1,894)	$(8,140)	$12,383
Share-based compensation	1,524	626	1,609	3,759
Foreign exchange impact	51	509	13	573
Strategic investments	12	8	445	465
Acquisition-related fair value adjustments	(9,000)	—	—	(9,000)
(Gain) loss on investment securities	—	—	219	219
Legal judgments/settlements	(431)	221	376	166
Succession and transition charges	133	1,099	434	1,666
Medical device regulation	205	149	299	653
Business interruption - COVID-19	333	179	11	523
Adjusted EBITDA	$15,244	$897	$(4,734)	$11,407

	Three Months Ended March 31, 2019
(Unaudited, U.S. Dollars, in thousands)	Global Spine	Global Extremities	Corporate	Total Orthofix
Operating income (loss)	$7,730	$(995)	$(11,183)	$(4,448)
Other income (expense), net	(399)	(478)	473	(404)
Depreciation and amortization	2,187	1,300	1,183	4,670
Amortization of acquired intangibles	1,057	—	—	1,057
EBITDA	$10,575	$(173)	$(9,527)	$875
Share-based compensation	1,580	526	1,453	3,559
Foreign exchange impact	393	458	22	873
Strategic investments	658	—	1,411	2,069
Acquisition-related fair value adjustments	5,932	—	—	5,932
(Gain) loss on investment securities	—	—	(491)	(491)
Legal judgments/settlements	55	45	25	125
Succession and transition charges	—	—	2,732	2,732
Adjusted EBITDA	$19,193	$856	$(4,375)	$15,674

Adjusted Net Income

	Three Months Ended March 31,
(Unaudited, U.S. Dollars, in thousands)	2020	2019
Net income	$25,665	$897
Foreign exchange impact	573	873
Strategic investments	465	2,069
Acquisition-related fair value adjustments	(9,000)	5,932
Amortization of acquired intangibles	1,418	1,057
Interest and (gain) loss on investment securities	219	(593)
Legal judgments/settlements	166	125
Succession and transition charges	1,666	2,732
Medical device regulation	653	—
Business interruption - COVID-19	523	—
Long-term income tax rate adjustment	(20,657)	(7,919)
Adjusted net income	$1,691	$5,173

Adjusted EPS

	Three Months Ended March 31,
(Unaudited, per diluted share)	2020	2019
EPS	$1.32	$0.05
Foreign exchange impact	0.03	0.05
Strategic investments	0.03	0.11
Acquisition-related fair value adjustments	(0.46)	0.31
Amortization of acquired intangibles	0.07	0.05
Interest and (gain) loss on investment securities	0.01	(0.03)
Legal judgments/settlements	0.01	0.01
Succession and transition charges	0.09	0.14
Medical device regulation	0.03	—
Business interruption - COVID-19	0.03	—
Long-term income tax rate adjustment	(1.07)	(0.42)
Adjusted EPS	$0.09	$0.27

Weighted average number of diluted common shares (treasury stock method)	19,317,150	19,291,988

Free Cash Flow

	Three Months Ended March 31,
(Unaudited, U.S. Dollars, in thousands)	2020	2019
Net cash from operating activities	$12,464	$(1,039)
Capital expenditures	(4,944)	(4,916)
Free cash flow	$7,520	$(5,955)

Constant Currency

Constant currency is a non-GAAP measure, which is calculated by using foreign currency rates from the comparable, prior-year period, to present net sales at comparable rates. Constant currency can be presented for numerous GAAP measures, but is most commonly used by management to analyze net sales without the impact of changes in foreign currency rates.

EBITDA

EBITDA is a non-GAAP financial measure, which is calculated by adding interest expense, net; income tax expense (benefit); and depreciation and amortization to net income. EBITDA provides management with additional insight to its results of operations. EBITDA is the primary metric used by our Chief Operating Decision Maker in managing our business.

Adjusted EBITDA, Adjusted Net Income and Adjusted EPS

These non-GAAP financial measures provide management with additional insight to its results of operations and are calculated using the following adjustments:

•

Share-based compensation – costs related to our share-based compensation plans, which include stock options, restricted stock awards, market-based restricted stock awards and our stock purchase plan; see the share-based compensation footnote in our Form 10-Q for the quarter ended March 31, 2020 for a detail of these costs by consolidated statement of income line item; however, certain share-based compensation costs have been included within succession and transition charges for 2019 and 2020

•	Foreign exchange impact – gains and losses related to foreign currency transactions, which are recorded as other expense, net
•

Strategic investments – costs related to our strategic investments, such as due diligence and integration costs, or costs associated with the evaluation and completion of changing the Company’s jurisdiction of organization from Curacao to the State of Delaware, which are primarily recorded as general and administrative expenses

•

Acquisition-related fair value adjustments – comprised of i) gains and losses related to remeasurement of contingent consideration to fair value, which are recorded as operating expenses and ii) the amortization of an adjustment made to inventory acquired to reflect the expected selling price of the acquired inventory less the cost of expected selling efforts and a reasonable profit allowance for the selling effort for finished goods inventory, which is recorded as cost of sales

•

Amortization of acquired intangibles – amortization of intangible assets acquired in business combinations or asset acquisitions, including items such as developed technologies, customer relationships, trade names, and other intangible assets, which are recorded as operating expenses

•

Interest and (gain) loss on investment securities – net gains or losses recognized (realized or unrealized) within other expense, net or interest income recognized relating to our investments in eNeura Inc. and Bone Biologics, Inc.

•	Legal judgments/settlements – adverse or favorable legal judgments or negotiated legal settlements, which are recorded as general and administrative expenses
•

Succession and transition charges – costs related to the transition of certain named executive officers and certain targeted restructuring costs, including any cessation and onboarding amounts, accelerated share-based compensation expense, consulting services, and other related expenses, which are primarily recorded as general and administrative expenses

•

Medical Device Regulation – incremental costs incurred to establish the initial compliance with the regulations set forth by the European Union Medical Device Regulation (“MDR”) and the U.S. Food and Drug Administration related to our currently-approved medical devices; the new European Union MDR provides a transition period until May 2020 for currently-approved medical devices to meet the additional requirements and for certain devices this transition period can be extended until May 2024; the incremental costs to comply with these regulations primarily include third-party consulting costs necessary to supplement our internal resources and are recorded as research and development expenses

•

Business interruption – COVID-19 – gains and losses related to the realized effects the COVID-19 pandemic has had on our business operation, which consist primarily of inventory reserve adjustments related to product set to expire; these costs are primarily recorded in cost of sales

•

Long-term income tax rate adjustment – reflects management’s expectation of a long-term normalized effective tax rate of 27% for 2019 and 2020 results and outlook, which is based on current tax law and current expected adjusted income; actual reported tax expense will ultimately be based on GAAP earnings and may differ from the expected long-term normalized effective tax rate due to a variety of factors, including the resolutions of issues arising from tax audits with various tax authorities, the ability to realize deferred tax assets, and the tax impact of certain reconciling items that are excluded in determining Adjusted Net Income

Free Cash Flow

Free cash flow is a non-GAAP financial measure, which is calculated by subtracting capital expenditures from cash flow from operating activities. Free cash flow is an important indicator of how much cash is generated or used by our normal business operations, including capital expenditures. Management uses free cash flow as a measure of progress on its capital efficiency and cash flow initiatives.

Usefulness and Limitations of Non-GAAP Financial Measures

Management uses non-GAAP measures to evaluate performance period-over-period, to analyze the underlying trends in our business, to assess performance relative to competitors and to establish operational goals and forecasts that are used in allocating resources. Management uses these non-GAAP measures as the basis for assessing the ability of the underlying operations to generate cash. In addition, management uses these non-GAAP measures to further its understanding of the performance of our business units.

Material Limitations Associated with the Use of Non-GAAP Financial Measures

The non-GAAP measures used in this press release may have limitations as analytical tools, and should not be considered in isolation or as a replacement for GAAP financial measures. Some of the limitations associated with the use of these non-GAAP financial measures are that they exclude items that reflect an economic cost and can have a material effect on cash flows. Similarly, certain non-cash expenses, such as equity compensation, do not directly impact cash flows, but are part of total compensation costs accounted for under GAAP.

Compensation for Limitations Associated with Use of Non-GAAP Financial Measures

We compensate for the limitations of our non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance. The GAAP results provide the ability to understand our performance based on a defined set of criteria. The non-GAAP measures reflect the underlying operating results of our businesses, which we believe is an important measure of our overall performance. We provide a detailed reconciliation of the non-GAAP financial measures to our most directly comparable GAAP measures, and encourage investors to review this reconciliation.

Usefulness of Non-GAAP Financial Measures to Investors

We believe that providing non-GAAP financial measures that exclude certain items provides investors with greater transparency to the information used by senior management in its financial and operational decision-making. Management believes it is important to provide investors with the same non-GAAP metrics it uses to supplement information regarding the performance and underlying trends of our business operations in order to facilitate comparisons to its historical operating results and internally evaluate the effectiveness of our operating strategies. Disclosure of these non-GAAP financial measures also facilitates comparisons of our underlying operating performance with other companies in the industry that also supplement their GAAP results with non-GAAP financial measures.

Source

Orthofix Medical Inc.